Exhibit 10.17

AMENDED AND RESTATED BY APPROVAL OF
THE DIRECTORS’ AFFAIRS COMMITTEE
NOVEMBER 18, 2005
RATIFIED BY APPROVAL OF
THE DIRECTORS’ AFFAIRS COMMITTEE
DECEMBER 9, 2005

DEFERRED COMPENSATION PLAN
FOR
NON-EMPLOYEE DIRECTORS
OF
CONOCOPHILLIPS
(Amended and Restated Effective as of January 1, 2005)

Section 1.               Purpose of the Plan

The purpose of the Deferred Compensation Plan for Non-Employee Directors (“Plan”) is to provide a program whereby a member of the Board of Directors of ConocoPhillips (“Company”) who is not an officer or present employee of the Company or any of its subsidiaries (“Non-Employee Director”) may elect to:

1)     receive the payment of part or all of the Cash Compensation payable to the Non-Employee Director (“Cash Payment”),

2)     defer the payment of part or all of the Cash Compensation payable to the Non-Employee Director (“Deferred Payment”), credited into an account or accounts established from time to time for that purpose (a “Deferred Compensation Account”),

3)     receive part or all of the Cash Compensation payable to the Non-Employee Director in shares of Unrestricted Stock under the terms of the 1998 Stock and Performance Incentive Plan of ConocoPhillips, the 2004 Omnibus Stock and Performance Incentive Plan of ConocoPhillips, or a successor plan (“Unrestricted Stock Award”),

4)     receive part or all of the Cash Compensation in shares of Restricted Stock or Restricted Stock Units under the terms of the 1998 Stock and Performance Incentive Plan of ConocoPhillips, the 2004 Omnibus Stock and Performance Incentive Plan of ConocoPhillips, or a successor plan (“Restricted Stock Award”),

5)     delay the lapsing of restrictions on Restricted Stock, or delay the lapsing of restrictions and settlement of Restricted Stock Units, issued prior to January 1, 2003 due to the attainment of certain ages under the terms of the Phillips Petroleum Company Stock Plan for Non-Employee Directors, and to delay the lapsing on any Restricted Stock, or the lapsing of restrictions and settlement of Restricted Stock Units, issued on or after January 1, 2003, under the terms of the 1998 Stock and Performance Incentive Plan of ConocoPhillips, the 2004 Omnibus Stock and Performance Incentive Plan of ConocoPhillips, or a successor plan.

6)     defer the value of shares of unrestricted Common Stock which would otherwise be delivered to the Non-Employee Director as a result of restrictions being lapsed on shares of Restricted Stock or when Restricted Stock Units or similar Awards have restrictions lapse and are settled due to the attainment of certain ages or at Retirement under the terms of the Phillips Petroleum Company Stock Plan for Non-Employee Directors and/or the 1998 Stock and Performance Incentive Plan of ConocoPhillips, the 2004 Omnibus Stock and Performance Incentive Plan of ConocoPhillips, or a successor plan, or under the terms of the grant of such Awards (“Value of Restricted Stock, Restricted Stock Units or Awards”); provided, however, that this paragraph 5) shall apply to Restricted Stock, Restricted Stock Units, or similar Awards that were earned and vested on or before December 31, 2004.

The amount of total compensation which is paid to the Non-Employee Director for services rendered as a Non-Employee Director is set by resolution of the Board of Directors and is comprised of a portion paid in cash (“Cash Compensation”) and a portion paid in Restricted Stock and/or Restricted Stock Units (“Stock Compensation”) of ConocoPhillips common stock $.01 par value (“CP Common Stock”).  Cash Compensation shall be earned for service as a Non-Employee Director over each calendar month in which the Non-Employee Director is a member of the Board of Directors of ConocoPhillips and not an officer or employee of ConocoPhillips or any of its subsidiaries.  Any Cash Compensation payable as a result of assignment to a particular committee of the Board of Directors of ConocoPhillips, chairmanship of a committee, or similar duties shall be deemed to be earned for any calendar month in which the assignment, chairmanship, or similar duties exist.  Stock Compensation shall be earned annually by those Non-Employee Directors who are members of the Board of Directors on the grant date of the Stock Compensation.

This Plan is amended and restated with the intention to comply with section 409A of the United States Internal Revenue Code of the Internal Revenue Code of 1986, as amended (the “IRC”), which became generally effective on January 1, 2005, and any regulations or other applicable guidance thereon, and shall be construed accordingly.  It is intended that provisions of the Plan dealing with Cash Compensation or Stock Compensation earned and vested prior to January 1, 2005, shall continue as in effect prior to that date as “grandfathered” provisions and not be considered to be materially modified by this amendment and restatement.  Effective times of various provisions herein are stated where necessary to delineate grandfathered provisions from those effective on January 1, 2005, designed to comply with section 409A of the IRC.

Section 2.               Elections

(a)         Cash Payment.  For each calendar year, a Non-Employee Director may elect to have payment of part or all of the Non-Employee Director’s Cash Compensation paid in cash in each month earned. On or before December 20 (or such other date in December as may be set from time to time for the orderly administration of the Plan) of each year, the election to receive Cash Compensation to be paid in the next calendar year may be made by giving written notice thereof in the manner prescribed by the Company, except that such election may be made by the end of the 30-day period after a Non-Employee Director is first elected to the Board of Directors. The election becomes irrevocable on December 31 of the calendar year prior to the year in which the Cash Compensation is to be earned.  In default of a timely election otherwise, a Non-Employee Director shall receive Cash Compensation.

(b)        Deferred Payment.  For each calendar year, a Non-Employee Director may elect to have payment of part or all of the Non-Employee Director’s Cash Compensation deferred. On or before December 20 (or such other date in December as may be set from time to time for the orderly administration of the Plan) of each year, the election to defer Cash Compensation that would otherwise be paid in the next calendar year may be made by giving written notice thereof in the manner prescribed by the Company, except that such election may be made by the end of the 30-day period after a Non-Employee Director is first elected to the Board of Directors, to be effective for any Cash Compensation for that year earned beginning the month after such election is made. The election becomes irrevocable on December 31 of the calendar year prior to the year in which the Cash Compensation is to be earned.

(c)         Unrestricted Stock Award.  For each calendar year, a Non-Employee Director may elect to receive Unrestricted Stock for part or all of the Cash Compensation that would otherwise be paid in the next calendar year. On or before December 20 (or such other date in December as may be set from time to time for the orderly administration of the Plan) of each year, such election to receive Unrestricted Stock instead of cash may be made by giving written notice thereof in the manner prescribed by the Company, except that such election may be made by the end of the 30-day period after a Non-Employee Director is first elected to the Board of Directors, to be effective for any Cash Compensation for that year. Such election to receive Unrestricted Stock becomes irrevocable on December 31 of the calendar year prior to the year in which the Cash Compensation is to be earned.

(d)        Restricted Stock Award.  For each calendar year, a Non-Employee Director may elect to receive Restricted Stock Units (or, prior to January 1, 2005, Restricted Stock) for part or all of the Cash Compensation that would otherwise be paid in the next calendar year. On or before December 20 (or such other date in December as may be set from time to time for the orderly administration of the Plan) of each year, such election to receive Restricted Stock instead of cash may be made by giving written notice thereof in the manner prescribed by the Company, except that such election may be made by the end of the 30-day period after a Non-Employee Director is first elected to the Board of Directors, to be effective for any Cash Compensation for that year earned beginning the month after such election is made. Such election to receive Restricted Stock or Restricted Stock Units becomes irrevocable on December 31 of the calendar year prior to the year in which the Cash Compensation is to be earned.

(e)         Restricted Stock Lapsing or Restricted Stock Units Settled.

(i)            For Restricted Stock Units issued in exchange for shares of Restricted Stock pursuant to the Exchange Offer initiated by Phillips Petroleum Company on December 17, 2001, Non-Employee Directors who are or will become 65 years of age prior to the end of that calendar year may elect to delay the lapsing of restrictions on such Restricted Stock Units that would otherwise be lapsed and to delay the receipt of shares of CP Common Stock that would otherwise be delivered in settlement of such Restricted Stock Units, based on their age under the terms of the Phillips Petroleum Company Stock Plan for Non-Employee Directors, until the day the Director retires from the Board of Directors. The Non-Employee Director must make the elections specified in this Section 2(e)(i) by giving written notice thereof in the manner prescribed by the Company on or before December 20 (or such other date in December as may be set from time to time for the orderly administration of the Plan) of that year. Such election to delay the lapsing of restrictions on Restricted Stock or the settlement of Restricted Stock Units or Awards becomes irrevocable after the date for making such election.  Such election shall apply to any Restricted Stock Units granted in exchange for shares of Restricted Stock pursuant to the Exchange Offer initiated by Phillips Petroleum Company on December 17, 2001.

(ii)           For Restricted Stock and/or Restricted Stock Units issued other than as described in Section 2(e)(i) above, but issued on or before March 15, 2005, Non-Employee Directors may elect to set the time and form of settlement of such Restricted Stock and/or Restricted Stock Units as CP Common Stock by elections made on or before March 15, 2005 (which such elections shall become irrevocable on March 15, 2005; provided, however, that a subsequent change in the time or form of payment may be allowed pursuant to the subsequent election provisions set forth in Section 4(b)(ii) of this Plan).  Such initial elections made on or before March 15, 2005, shall be on the forms attached as Exhibits to this Plan, the terms of which are incorporated herein by reference.  In the event an initial election is not timely made with regard to a particular Award of Restricted Stock and/or Restricted Stock Units described in this Section 2(e)(ii), then restrictions on such Award shall lapse on the earlier of the death or the date six months after the date of separation from service, whether by retirement, disability, or otherwise (than death), of the Non-Employee Director to whom the Award was granted.  Separation from service shall mean the termination of the Non-Employee Director’s service with the Board of Directors of ConocoPhillips or any successor company, and shall be interpreted to accord with the term “separation from service” as used in section 409A of the IRC.  Notwithstanding anything in this Plan or on an election to the contrary, if the Plan or the election would otherwise lapse restrictions on an Award of Restricted Stock and/or Restricted Stock Units described in this Section 2(e)(ii) and settle unrestricted stock in a lump sum on the separation from service of a Non-Employee Director, such lapsing shall not occur and such settlement shall not be made until the earlier of the death of the Non-Employee Director or the date which is six months after the date of such Non-Employee Director’s separation from service.

(iii)          For Restricted Stock and/or Restricted Stock Units issued after March 15, 2005, Non-Employee Directors may elect to set the time and form of settlement of such restricted Stock and/or Restricted Stock Units as CP Common Stock by elections made prior to the calendar year in which such Restricted Stock and/or Restricted Stock Units are granted.  Such elections shall become irrevocable on December 31 of the calendar year in which they are made; provided, however, that a subsequent change in time or form of payment may be allowed pursuant to the subsequent election provisions of Section 4(b)(ii) of this Plan.  Such elections shall be on the form or forms attached as Exhibits to this Plan from time to time, the terms of which shall be incorporated herein by reference.  In the event an initial election is not timely made with regard to a particular Award of Restricted Stock and/or Restricted Stock Units described in this Section 2(e)(ii), then restrictions on such Award shall lapse upon the earlier of the death or the date six months after the date of separation from service, whether by retirement, disability, or otherwise (than death), of the Non-Employee Director to whom the Award was granted.  Notwithstanding anything in this Plan or on an election to the contrary, if the Plan or the election would otherwise lapse restrictions on an Award of Restricted Stock and/or Restricted Stock Units described in this Section 2(e)(iii) and settle unrestricted stock in a lump sum on the separation from service of a Non-Employee Director, such lapsing shall not occur and such settlement shall not be made until the earlier of the death of the Non-Employee Director or the date which is six months after the date of such Non-Employee Director’s separation from service.

(iv)          Awards of Restricted Stock and/or Restricted Stock Units are made for services performed by the Non-Employee Director in the year in which the Award is made, not with regard to any prior year or later year service.

(f)         Value of Restricted Stock and Restricted Stock Units.

(i)          Each year Non-Employee Directors who were directors of Phillips Petroleum Company and who are or will become 65 years of age prior to the end of that calendar year may make an election concerning the deferral of the receipt of the value of all or part of the Common Stock which would otherwise be delivered to the Non-Employee Director as a result of restrictions being lapsed on shares of Restricted Stock or and the settlement of Restricted Stock Units or similar Awards issued prior to January 1, 2002, based on their age under the terms of the Phillips Petroleum Company Stock Plan for Non-Employee Directors.

(ii)         If the Non-Employee Director who was a director of Phillips Petroleum Company has previously elected to delay the lapsing of restrictions on Restricted Stock or the settlement of Restricted Stock Units or similar Awards granted prior to January 1, 2002, until the Director retires from the Board of Directors or if restrictions are to lapse on any Restricted Stock or if Restricted Stock Units or similar Awards are to be settled at the time the Director retires from the Board of Directors, or if the Non-Employee Director Retires from the Board prior to being given an opportunity to make such election, such Non-Employee Director may make an election concerning the deferral of the receipt of the value of all or part of the Common Stock or the cash payment that would otherwise be delivered to the Non-Employee Director as a result of restrictions being lapsed on shares of Restricted Stock or the settlement of Restricted Stock Units or Awards when the Director retires from the Board of Directors.

(iii)        The Non-Employee Director must make the election specified in Sections 2 (f) (i) and (ii) herein by giving written notice on or before December 20 (or such other date in December as may be set from time to time for the orderly administration of the Plan) of the applicable year, or as soon as practicable prior to the Director’s Retirement from the Board if such Director would receive shares of Common Stock or a cash payment as a result of restrictions being lapsed on shares of Restricted Stock or the settlement of Restricted Stock Units or Awards under the terms of the Phillips Petroleum Company Stock Plan for Non-Employee Directors or the 1998 Stock and Performance Incentive Plan of ConocoPhillips or the terms of the Award. Such election to defer the value of Restricted Stock or Restricted Stock Units or Awards becomes irrevocable after the date for making such election.

Section 3.               Deferred Compensation Accounts

(a)         Credit for Deferral.  The Company will establish and maintain Deferred Compensation Accounts for each Non-Employee Director who defers Cash Compensation and/or the Value of Restricted Stock or Restricted Stock Units or Awards in which will be credited the amounts deferred for the year to which the deferral relates. Amounts deferred shall be credited as soon as practicable but not later than 30 days after the date the payment would otherwise have been made. The value of the underlying Restricted Stock or Restricted Stock Units or Awards i) for any Restricted Stock or Restricted Stock Units issued prior to

January 1, 2003 shall be the higher of (a) the average of the high and low selling prices of the Common Stock on the date the restrictions lapse or the shares are to be delivered, as applicable, or the last trading day before such date, if such date is not a trading day, or (b) the average of the high three monthly Fair Market Values of the Common Stock during the twelve calendar months preceding the month in which the restrictions lapse or the shares are to be delivered, as applicable and ii) for any Restricted Stock or Restricted Stock Units issued, including all dividends that are reinvested, on or after January 1, 2003 shall be the monthly average Fair Market Value of the calendar month preceding the month in which the restrictions lapse or the cash payment or shares are to be delivered as applicable. The monthly average Fair Market Value of the Common Stock is the average of the daily Fair Market Value of the Common Stock for each trading day of the month. The daily Fair Market Value of the Common Stock shall be deemed equal to the average of the reported highest and lowest sales prices per share of such Common Stock as reported on the composite tape of the New York Stock Exchange transactions.

(b)        Designation of Investments.  The amount in each Non-Employee Director’s Deferred Compensation Account shall be deemed to have been invested and reinvested from time to time, in such “eligible securities” as the Non-Employee Director shall designate. Prior to or in the absence of a Non-Employee Director’s designation, the Company shall designate an “eligible security” in which the Non-Employee Director’s Deferred Compensation Account shall be deemed to have been invested until designation instructions are received from the Non-Employee Director. Eligible securities are those securities designated by the Chief Financial Officer of the Company. The Chief Financial Officer of the Company may include as eligible securities, stocks listed on a national securities exchange, and bonds, notes, debentures, corporate or governmental, either listed on a national securities exchange or for which price quotations are published in The Wall Street Journal and shares issued by investment companies commonly known as “mutual funds”. The Non-Employee Director’s Deferred Compensation Account will be adjusted to reflect the deemed gains, losses and earnings as though the amount deferred was actually invested and reinvested in the eligible securities for the Non-Employee Director’s Deferred Compensation Account.

Notwithstanding anything to the contrary in this Section 3(b), in the event the Company actually purchases or sells such securities in the quantities and at the times the securities are deemed to be purchased or sold for a Non-Employee Director’s Deferred Compensation Account, the Account shall be adjusted accordingly to reflect the price actually paid or received by the Company for such securities after adjustment for all transaction expenses incurred (including without limitation brokerage fees and stock transfer taxes).

In the case of any deemed purchase not actually made by the Company, the Deferred Compensation Account shall be charged with a dollar amount equal to the quantity and kind of securities deemed to have been purchased multiplied by the fair market value of such security on the date of reference and shall be credited with the quantity and kind of securities so deemed to have been purchased. In the case of any deemed sale not actually made by the Company, the account shall be charged with the quantity and kind of securities deemed to have been sold, and shall be credited with a dollar amount equal to the quantity and kind of securities deemed to have been sold multiplied by the fair market value of such security on the date of reference. As used herein “fair market value” means in the case of a listed security the closing price on the date of reference, or if there were no sales on such date, then the closing price on the nearest preceding day on which there were such sales, and in the case of an unlisted security the mean between the bid and asked prices on the date of reference, or if no such prices are available for such date, then the mean between the bid and asked prices to the nearest preceding day for which such prices are available.

The Treasurer may also designate a Fund Manager to provide services which may include recordkeeping, Non-Employee Director accounting, Non-Employee Director communication, payment of installments to the Non-Employee Director, tax reporting and any other services specified by the Company in agreement with the Fund Manager.

(c)         Payments.  A Non-Employee Director’s Deferred Compensation Account shall be debited with respect to payments made from the account pursuant to this Plan as of the date such payments are made from the account. The payment shall be made as soon as practicable, but no later than 2 ½  months after the end of the calendar year in which the payment date falls.

If any person to whom a payment is due hereunder is under legal disability as determined in the sole discretion of the Chief Executive Officer, the Company shall have the power to cause the payment due such person to be made to such person’s guardian or other legal representative for the person’s benefit, and such payment shall constitute a full release and discharge of the Company and any fiduciary of the Plan.

(d)        Statements.  At least one time per year the Company or the Company’s designee will furnish each Non-Employee Director a written statement setting forth the current balance in the Non-Employee Director’s Deferred Compensation Account, the amounts credited or debited to such account since the last statement and the payment schedule of deferred amounts and deemed gains, losses and earnings accrued thereon as provided by the deferred payment option selected by the Non-Employee Director.

Section 4.               Deferred Payment Options

(a)         Payment Options for Cash Compensation and the Value of Restricted Stock or Restricted Stock Units or Awards for Deferred Compensation Accounts Established for Amounts Earned and Vested Prior to 2005.  With regard to Deferred Compensation Accounts established for Cash Compensation or Stock Compensation earned and vested prior to January 1, 2005, a Non-Employee Director, at the time an election to defer Cash Compensation or the Value of Restricted Stock or Restricted Stock Units or Awards is made, shall also specify in writing whether the Cash Compensation or the Value of Restricted Stock or Restricted Stock Units or Awards deferred by such election and any deemed gains, losses and earnings accrued thereon is to be paid in one lump sum or in annual installments of not less than 1 nor more than 10.  The lump sum payment will be made or the first installment will begin as soon as practicable after the first day of the calendar quarter which is on or after the Non-Employee Director’s retirement, or the Director may specify that the lump sum be paid the first day of any calendar quarter following retirement from the Board except that the date must be at least one year from the date the election is made. After a Non-Employee Director first selects a payment option, all subsequent deferrals of Cash Compensation and/or the Value of Restricted Stock or Restricted Stock Units or Awards will have the same payment option.

(b)        Payment Option Revision.

(i)          With regard to Deferred Compensation Accounts established for Cash Compensation or Stock Compensation earned and vested prior to January 1, 2005, a Non-Employee Director may at any time during a period beginning 365 days prior to and ending no later than December 20 (or such other date in December as may be set from time to time for the orderly administration of the Plan) prior to the date the Non-Employee Director terminates Board service due to (a) not being nominated for election to the Board; or (b) not being reelected to Board service after being so nominated; or (c) resignation from Board service as a result of the Director’s disability or any reason acceptable to a majority of the remaining members of the Board of Directors (“Retires” or “Retirement”), or as soon as practicable prior to Retirement in the manner prescribed by the Company, revise such payment option and select one of the following payment options in place of such payment option:

(A)  a lump sum,

(B)   annual installments of not less than 1 nor more than 15,

C)    semi-annual installments of not less than 1 nor more than 30, or

D)    quarterly installments of not less than 1 nor more than 60, with the lump sum to be paid or first installment to commence, as soon as practicable following any date specified by the Non-Employee Director so long as such date is the first day of a calendar quarter, is on or after the Non-Employee Director’s Retirement Date, is at least one year from the date the payment option was revised and is no later than five

E) years after the Non-Employee Director’s Retirement Date.

(ii)         With regard to Deferred Compensation Accounts established for Cash Compensation or Stock Compensation that was not both earned and vested prior to January 1, 2005, and with regard to Awards of Restricted Stock and/or Restricted Stock Units made to the Non-Employee Director (other than Awards made pursuant to the Exchange Offer initiated by Phillips Petroleum Company on December 17, 2001), a Non-Employee Director may make a subsequent change to an earlier election with regard to any such Deferred Compensation Account or Award.  Such subsequent change may change either the time or the form of payment or both as to any particular Deferred Compensation Account or Award.  Such subsequent change shall not become effective unless one year passes after such subsequent change is made and no event or time that would cause payment to be made under the election that is being changed has occurred.  Any such subsequent change shall increase by at least five years the date on which payment will be made from the date on which payment would have been made under the election that is being changed.  The Non-Employee Director is allowed to make no more than three such subsequent changes per Deferred Compensation Account or Award.  With regard to a Deferred Compensation Account or Award as to which an election is in effect to take payments in installments, such installments shall be considered to be a single payment commencing on the first date an installment payment is scheduled to be made, in accordance with Proposed Treasury Regulation 1.409A-2(b)(2)(iii).

(c)         Installment Amount.  The amount of each installment shall be determined by dividing the balance in the Non-Employee Director’s Deferred Compensation Account as of the date the installment is to be paid, by the number of installments remaining to be paid (inclusive of the current installment) or such other installment option that may be offered.

Section 5.                       Death of Non-Employee Director

Upon the death of a Non-Employee Director, the Non-Employee Director’s beneficiary or beneficiaries designated in accordance with Section 6 of this Plan, or, in the absence of an effective beneficiary designation, the surviving spouse, or the Estate of the deceased Non-Employee Director, in that order of priority, shall receive the beneficiary’s or beneficiaries’ portion of the payments in accordance with the deferred payment schedule selected by the Non-Employee Director, whether the Non-Employee Director’s death occurred before or after such payments have commenced; provided, however, such payments out of a Deferred Compensation Account (established before January 1, 2005, or with regard to an Award of Restricted Stock Units that was subject to the Exchange offer initiated by Phillips Petroleum Company on December 17, 2001, may be made in a different manner if the beneficiary or beneficiaries entitled to receive such payments, due to an unanticipated emergency caused by an event beyond the control of the beneficiary or beneficiaries that results in financial hardship to the beneficiary or beneficiaries, so requests and the Vice President Human Resources gives written consent to the method of payment requested.

Section 6.               Designation of Beneficiary

Each Non-Employee Director who defers under this Plan shall designate a beneficiary or beneficiaries to receive the entire balance of the Non-Employee Director’s Deferred

Compensation Account by giving signed written notice of such designation in the manner prescribed by the Company. Each Non-Employee Director who has an Award of Restricted Stock and/or Restricted Stock Units shall designate a beneficiary or beneficiaries to receive any such Restricted Stock ad Restricted Stock Units by giving signed written notice of such designation in the manner provided by the Company.  The Non-Employee Director may from time to time change or cancel any previous beneficiary designation in the same manner. The last written beneficiary designation received by the Company shall be controlling over any prior designation and over any testamentary or other disposition. After receipt by the Company of such written designation, it shall take effect as of the date on which it was signed by the Non-Employee Director, whether the Non-Employee Director is living at the time of such receipt, but without prejudice to the Company on account of any payment made under this Plan before receipt of such designation.

Section 7.                       Nonassignability

The right of a Non-Employee Director or beneficiary or other person who becomes entitled to receive payments under this Plan shall not be pledged, assigned or subject to garnishment, attachment or any other legal process by the creditors of or other claimants against the Non-Employee Director, beneficiary, or other such person.

Section 8.                       Administration, Interpretation and Amendment

The Plan shall be administered by the Chief Executive Officer of the Company or his designee. The decision of the Chief Executive Officer with respect to any questions arising as to the interpretation of this Plan, including the severability of any and all of the provisions thereof, shall be final, conclusive and binding. The Company reserves the right to amend this Plan from time to time or to terminate the Plan entirely, provided, however, that no amendment may affect the balance in a Non-Employee Director’s account on the effective date of the amendment.

Section 9.               Nonsegregation

Amounts deferred pursuant to this Plan and the crediting of amounts to a Non-Employee Director’s Deferred Compensation Account shall represent the Company’s unfunded and unsecured promise to pay compensation in the future. With respect to said amounts, the relationship of the Company and a Non-Employee Director shall be that of debtor and general unsecured creditor. While the Company may make investments for the purpose of measuring and meeting its obligations under this Plan such investments shall remain the sole property of the Company subject to claims of its creditors generally, and shall not be deemed to form or be included in any part of the Deferred Compensation Account.

Section 10.                     Funding

All amounts payable under the Plan are unfunded and unsecured benefits and shall be paid solely from the general assets of the Company and any rights accruing to the Non-Employee Director or the beneficiary under this Plan shall be those of an unsecured general creditor; provided, however, that the Company may establish a grantor trust to pay part or all of its Plan payment obligations so long as the Plan remains unfunded for federal tax purposes.

Section 11.                     Miscellaneous

(a)         Except as otherwise provided herein, the Plan shall be binding upon the Company, its successors and assigns, including but not limited to any corporation which may acquire all or substantially all of the Company’s assets and business or with or into which the Company may be consolidated or merged.

(b)        This Plan shall be construed, regulated, and administered in accordance with the laws of the State of Delaware except to the extent that said laws have been preempted by the laws of the United States.

Section 12.             Continuing Directors and Noncontinuing Directors

Notwithstanding anything contained in this Plan to the contrary:

(a)           Elections made by a Non-Employee Director who is a member of the board of directors (the “ConocoPhillips Board”) of ConocoPhillips (a “Continuing Director”) immediately following the closing (the “Closing”) of the transactions (the “Merger”) contemplated by the Agreement and Plan of Merger dated as of November 18, 2001 by and among Phillips Petroleum Company, CorvettePorsche Corp., Porsche Merger Corp., Corvette Merger Corp., and Conoco Inc. (the “Merger Agreement”) shall be effective for the following compensation received from ConocoPhillips with respect to service as a Continuing Director for the portion of calendar year 2002 that follows the Closing, without any action on the part of such Continuing Director, Phillips Petroleum Company, Conoco Inc., or ConocoPhillips: (i) the deferral of the receipt of Cash Compensation, (ii) the receipt of Unrestricted Stock in lieu of Cash Compensation or Stock Compensation, (iii) the receipt of Restricted Stock in lieu of Cash Compensation or Stock Compensation, (iv) the deferral of the lapsing of restrictions on Restricted Stock that would otherwise lapse, (v) the deferral of receipt of the value of all or part of the Common Stock which would otherwise be delivered to the Continuing Director as a result of restrictions being lapsed; and (vi) the deferral of receipt of a lump sum payment from the Non-employee Director Retirement Plan.

(b)           ConocoPhillips shall be the co-sponsor of this Plan and shall be the obligor hereunder with respect to compensation of Continuing Directors for services on the ConocoPhillips Board that is deferred hereunder.

(c)           A Continuing Director shall not be deemed to have “retired” or otherwise terminated service as a Non-Employee Director for any purpose of this Plan solely as a result of such director’s ceasing to be a director of Phillips Petroleum Company or of Conoco Inc. in connection with the Merger, and no distributions of the Continuing Directors’ account balances under the Plan shall be made solely as a result of the consummation of the transactions contemplated by the Merger Agreement. For any Continuing Director, service as a member of the ConocoPhillips Board shall be treated as service as a Non-Employee Director, and “retirement” or any other termination of service from the ConocoPhillips Board shall be deemed to be a retirement or termination of service (as applicable) as a Non-Employee Director for all purposes of this Plan.

(d)           Each individual who ceases to be a Non-Employee Director in connection with the Merger who is not a Continuing Director shall be deemed to have retired as of the Closing Date for purposes of this Plan (including, without limitation, for purposes of Section 4).

(e)           This Plan shall be considered the continuation of the similar prior plans of deferred compensation for the non-employee directors of Phillips Petroleum Company and of

Conoco Inc., which shall be considered to have merged into this Plan; provided, however, that for any non-employee director of Phillips Petroleum Company or of Conoco Inc. who is not a Continuing Director (including those who were not directors immediately before the Merger), the terms and conditions of the prior plan applicable to such director shall govern with regard to the benefits from that prior plan, unless explicitly provided to the contrary in this Plan.

Section 13.                     Effective Date of the Plan

This Plan is amended and restated effective as of January 1, 2005.

Appendix for Canadian Non-Employee Directors

Effective July 1, 2003, with regard to any Non-Employee Director who shall be a citizen of Canada, residing in and having a tax home in Canada, and not a citizen of the United States, notwithstanding anything to the contrary in this Deferred Compensation Plan for Non-Employee Directors of ConocoPhillips:

(1)           Any such Non-Employee Director shall not be allowed to defer Cash Compensation into a Deferred Compensation Account or elect to take Cash Compensation in the form of Unrestricted Stock;

(2)           Any such Non-Employee Director shall receive any remaining monthly Cash Compensation in 2003 in the form of Restricted Stock Units having the terms and conditions applicable to the annual Award made on January 15, 2003; except that such Restricted Stock Units shall have restrictions lapse and be settled in unrestricted shares of the Common Stock of ConocoPhillips only upon the retirement, death, or loss of office of such Non-Employee Director;

(3)           Any Restricted Stock Units granted to any such Non-Employee Director on or after January 1, 2004, shall have restrictions that lapse and be settled in unrestricted shares of ConocoPhillips Common Stock only upon the retirement, death, or loss of office of such Non-Employee Director.

Appendix for Norwegian Non-Employee Directors

Effective July 1, 2003, with regard to any Non-Employee Director who shall be a citizen of Norway, residing in and having a tax home in Norway, and not a citizen of the United States, notwithstanding anything to the contrary in this Deferred Compensation Plan for Non-Employee Directors of ConocoPhillips:

(1)           Any such Non-Employee Director shall not be allowed to defer Cash Compensation into a Deferred Compensation Account, elect to take Cash Compensation in the form of Unrestricted Stock, or elect to take Cash Compensation in the form of Restricted Stock and/or Restricted Stock Units;

(2)           Any such Non-Employee Director shall receive any remaining monthly Cash Compensation in 2003 in the form of Restricted Stock Units having the terms and conditions applicable to the annual Award made on January 15, 2003; except that such Restricted Stock Units shall have restrictions lapse and be settled in unrestricted shares of the Common Stock of ConocoPhillips only upon the retirement, death, or loss of office of such Non-Employee Director;

(3)           Any Restricted Stock Units granted to any such Non-Employee Director on or after January 1, 2004, shall have restrictions that lapse and be settled in unrestricted shares of ConocoPhillips Common Stock only upon the retirement, death, or loss of office of such Non-Employee Director.